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EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent petroleum engineers, we hereby consent to the use and incorporation by reference of our report dated January 10, 2018, included as Exhibit 23.3 to Sanchez Energy Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, in the Registration Statement on Form S-3 and any related Prospectus of Sanchez Energy Corporation. We further consent to the reference to our firm as experts in such Registration Statement and Prospectus and to the references to our firm therein.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
August 31, 2018

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS